UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2024

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Credit Agreement

On July 19, 2024, New Fortress Energy Inc. (the “Company”) and certain of its subsidiaries, as guarantors, entered into a credit agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent, and the lenders party thereto (the “Lenders”). The Credit Agreement provides for a senior secured, multiple-draw term loan facility in an aggregate principal amount of up to $700 million (the loans made under the term loan facility, the “Term Loans”). The proceeds from the Term Loans will be used to pay (i) costs of the construction and development of our 1.4 MTPA onshore FLNG project in Altamira (the “Project”), including to reimburse the Company for certain equity contributions made in connection with the Project and (ii) fees and expenses incurred in connection with the Project. The initial and subsequent fundings of the Term Loans are subject to certain conditions, including the condition to the initial funding that initial generation of LNG from our offshore FLNG facility at Altamira (the “FLNG1 Project”) had been achieved. Such condition was satisfied, and initial funding occurred. The remaining commitments of the Lenders to make the Term Loans expire on the earliest of June 30, 2026, the date of completion of the Project (the “Completion Date”) and the date that the commitments are reduced to zero or terminated.

The Term Loans will mature on July 19, 2027 and are payable in full on the maturity date. In the event that the Company’s existing 6.750% Senior Secured Notes due 2025 (the “2025 Notes”) or 6.50% Senior Secured Notes due 2026 (the “2026 Notes”), are not refinanced or repaid at least 60 days prior to their respective maturities, the Term Loans will become due and payable on such date.

The obligations under the Credit Agreement are guaranteed, jointly and severally, on a senior secured basis by each subsidiary that is a guarantor under the 2025 Notes, 2026 Notes, the Company’s 8.750% Senior Secured Notes due 2029 Notes (the “2029 Notes”), the Company’s senior secured revolving credit facility (the “Revolving Facility”), the Company’s letter of credit facility (the “Letter of Credit Facility”) and the Company’s existing term loan facility (the “FLNG1 Term Loan”), other than the guarantors comprising the FLNG1 Project (who guarantee the Revolving Facility, the Letter of Credit Facility, and the FLNG1 Term Loan). The obligations under the Credit Agreement are secured by substantially the same collateral as the collateral securing such facilities, with the exception of the collateral comprising the FLNG1 Project (which secures the Revolving Facility, the Letter of Credit Facility, and the FLNG1 Term Loan). Additionally, the Term Loans are guaranteed by the entities, and secured by the assets, comprising the Project. An equal priority intercreditor agreement governs the treatment of the collateral.

The Term Loans will bear interest at a per annum rate equal to Term SOFR (as defined in the Credit Agreement) plus 3.75%, or at a base rate plus 2.75%. Each of the foregoing will increase by 0.25% every 180 days beginning on June 20, 2025. The Company may prepay the Term Loans at its option without premium or penalty at any time subject to customary break funding costs. The Company is required to prepay the Term Loans with the net proceeds of certain asset sales, condemnations, debt and convertible securities issuances, and extraordinary receipts related to the Project, in each case subject to certain exceptions and thresholds. Additionally, commencing with the first fiscal quarter after the Completion Date, the Company will be required to prepay the Term Loans with the Project’s Excess Cash Flow (as defined in the Credit Agreement).

The Credit Agreement contains usual and customary representations and warranties for financings of this type, including certain representations and warranties related to the Project, and usual and customary affirmative and negative covenants for financings of this type, including, but not limited to: limitations on liens, indebtedness and dispositions, loans, advances and investments, sale and leaseback transactions, restricted payments; covenants regarding transactions with affiliates, limitations on dividends and other payment restrictions affecting subsidiaries, limitations on modifications of indebtedness, requirements to comply with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Credit Agreement includes certain other covenants related solely to the Project, including limitations on capital expenditures, restrictions on additional accounts, and restrictions on amendments or termination of certain material documents related to the Project. The Credit Agreement further requires compliance with certain environmental and social standards in relation to the Project, and delivery of periodic reports on the construction and operation of the Project as well as compliance with applicable environmental and social standards.

The Company must also comply with certain financial covenants. Beginning with the quarter ending December 31, 2024, the Company must not permit, as of the last day of any test period, the Debt to Capitalization Ratio (as defined in the Credit Agreement) to exceed 0.7:1.0. For quarters in which the Revolving Facility is greater than 50% drawn, the Debt to Annualized EBITDA Ratio (as defined in the Credit Agreement) must not exceed 4.0:1.0.

The Credit Agreement also contains usual and customary events of default (subject to certain thresholds and grace periods), including non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; acceleration on other material debt; bankruptcy or insolvency; defaults related to ERISA; material judgments; and change of control.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition or the stock prices of the Company. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described herein will not be achieved. These forward-looking statements are necessarily estimates based upon current information and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company's annual report, quarterly and other reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement. The Company undertakes no duty to update these forward-looking statements, even though its situation may change in the future.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

July 25, 2024	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer